UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2024 (the “Settlement Date”), Intercontinental Exchange, Inc. (the “Company”) completed its previously announced offer to exchange (the “Exchange Offer”) any and all of the $1 billion aggregate principal amount of the outstanding 3.625% Senior Notes due 2028 (the “BK Notes”) issued by Black Knight InfoServ, LLC, a wholly owned subsidiary of the Company (“BK”), held by eligible holders of BK Notes, for a series of newly-issued notes of the Company (the “ICE Notes”).

The Exchange Offer expired at 5:00 p.m., New York City time, on June 3, 2024 (the “Expiration Date”). As of the Expiration Date, $997,505,000 in aggregate principal amount of outstanding BK Notes, representing approximately 99.75% of the $1 billion total outstanding principal amount of the BK Notes, had been validly tendered and not validly withdrawn. In connection with settlement of the Exchange Offer, ICE issued $997,501,000 in aggregate principal amount of the ICE Notes. All BK Notes validly tendered and not validly withdrawn, and accepted by the Company, in the Exchange Offer were cancelled. Following such cancellation, $2,495,000 in aggregate principal amount of the BK Notes remains outstanding.

The ICE Notes are governed by the Indenture, dated as of August 13, 2018, between the Company, as issuer, and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as trustee, filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36198, on August 13, 2018 (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture, dated as of June 5, 2024, between the Company and Computershare Trust Company, N.A., as trustee (the “Sixth Supplemental Indenture”).

The ICE Notes are general unsecured unsubordinated obligations of the Company, rank equally in right of payment with all of the Company’s other existing and future unsecured unsubordinated obligations and have the same interest payment and maturity dates and interest rate as the BK Notes. The ICE Notes will mature on September 1, 2028.

The foregoing summary of the Sixth Supplemental Indenture and the ICE Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture attached as Exhibit 4.1 hereto and (ii) the Sixth Supplemental Indenture attached as Exhibit 4.2 hereto and the form of the ICE Notes included therein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

In connection with the issuance of the ICE Notes, the Company entered into a Registration Rights Agreement, dated as of June 5, 2024 (the “Registration Rights Agreement”), with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as dealer managers, which gives holders of the ICE Notes certain exchange and registration rights with respect to the ICE Notes. A copy of the Registration Rights Agreement is included as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement attached as Exhibit 4.4 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture dated as of August 13, 2018 between Intercontinental Exchange, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Intercontinental Exchange, Inc.’s Current Report on Form 8-K filed with the SEC on August 13, 2018, File No. 001-36198).

4.2	Sixth Supplemental Indenture, dated as of June 5, 2024, between Intercontinental Exchange, Inc. and Computershare Trust Company, N.A., as trustee.

4.3	Form of 3.625% Senior Notes due 2028 (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated as of June 5, 2024, between Intercontinental Exchange, Inc. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as dealer managers.

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Dated: June 5, 2024